As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No's 33-77600, 33-76090, 33-36968, and 33-88706.



/s/ Arthur Andersen LLP

Phoenix, Arizona,
   March 11, 1997